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                                                                   EXHIBIT 10.35


                                SECOND AMENDMENT
                                     TO THE
                    CAREMARK RX, INC. 1998 STOCK OPTION PLAN
                         (FORMERLY THE MEDPARTNERS, INC.
                        1998 EMPLOYEE STOCK OPTION PLAN)

         This Second Amendment to the Caremark Rx, Inc. 1998 Stock Option Plan (formerly the Medpartners, Inc. 1998 Employee Stock Option Plan) (the "Plan") to be effective as of January 12, 2001.

                              W I T N E S S E T H:

         WHEREAS, Caremark Rx, Inc. (the "Company") currently sponsors and maintains the Caremark Rx, Inc. 1998 Stock Option Plan (formerly the Medpartners, Inc. 1998 Employee Stock Option Plan) (the "Plan"); and

         WHEREAS, Section 11.1 of the Plan grants the Compensation Committee of the Board the power at any time to amend the Plan, and the Compensation Committee now wishes to amend the Plan to modify the vesting provisions for options granted under the Plan on and after January 12, 2001;

         NOW, THEREFORE, the Plan is hereby amended as indicated below:

                                       1.

         Section 6.4 of the Plan is amended effective as of January 12, 2001, to read as follows:

                  6.4 VESTING OF OPTIONS. Unless otherwise designated by the Compensation, each Option granted pursuant to this Plan shall vest as follows:

                  (a) 34% of the Options granted shall vest on the Option grant date;

                  (b) 33% of the Options granted shall vest on each of the first anniversary and second anniversary of the Option grant date; provided, however, that for Options granted prior to January 12, 2001, if during the first year after the Option grant date, the stock price of the Shares closes at or above $12.00 for any twenty (20) out of thirty (30) consecutive trading days, the 33% of the Options due to vest on the first anniversary of the Option grant date shall vest immediately at the end of such 20th day, and provided, however, that for Options granted prior to January 12, 2001, if during the second year after the Option grant date, the stock price of the Shares closes at or above $18.00 for any twenty (20) out of thirty (30) consecutive trading days, the 33% of the Options due to vest on the second

                            Second Amendment to the
             Caremark Rx, Inc. 1998 New Employee Stock Option Plan
                                     Page 1
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         anniversary of the Option grant date shall vest immediately at the end of such 20th day.

                                       2.

         The name of the Plan is changed effective as of January 12, 2001 from the Medpartners, Inc. 1998 Employee Stock Option Plan to the Caremark Rx, Inc. 1998 Stock Option Plan. All references in any Company documents to the Medpartners, Inc. 1998 Employee Stock Option Plan shall, after January 12, 2001, be a reference to the Caremark Rx, Inc. 1998 Stock Option Plan.

                                       3.

         All other provisions of the Plan not inconsistent herewith are hereby confirmed and ratified.

                       Approved by the Board of Directors
                       by resolutions on January 12, 2001.

                            Second Amendment to the
             Caremark Rx, Inc. 1998 New Employee Stock Option Plan
                                     Page 2